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                                        Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274




            Addendum to Prospectus Supplement Dated February 24, 2006

                               Dated: June 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)

Initial Interest Rate for the Bonds purchased during the first half of June 2006 (June 1-14) are:

4-Year Floating Rate LIBOR Bond     5.375%
10-Year Floating Rate LIBOR Bond    5.475%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR    +  Number of basis points set by  =   Initial Interest Rate:
                                                           ---------------------
for June 1-14, 2006:   State of Israel at beginning
-------------------
                       of this sales period:
                       --------------------

5.375%                 0 basis points                   5.375%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR     +  Number of basis points set by  =  Initial Interest Rate:
                                                           ---------------------
for June 1-14, 2006:   State of Israel at beginning
-------------------    of this sales period:
                       --------------------

5.375%                 10  basis points                   5.475%

5-Year Floating Rate LIBOR Bond is not available.

Applicable LIBOR is then adjusted two banking days prior to December 1 and June 1 during the term of the bonds. Bonds purchased during the semi-monthly sales period of June 15, 2006 to June 30, 2006 will receive the rate and spread in effect for that sales period. A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.